                                    EXHIBIT 10.1.4

                               STOCK OPTION AGREEMENT


       THIS STOCK OPTION AGREEMENT (this "Agreement"), is entered into as of June 30, 1995, by and between NATHAN HOD (the "Optionee") and NOGATECH, INC., a California corporation (the "Corporation").

                                       RECITALS

       A. The Corporation wishes to sell to the Optionee an option (the "Option") to purchase seven hundred thousand (700,000) shares of the Corporation's Common Stock (the "Shares") under the terms and conditions described below.

       B.     The Optionee wishes to purchase such an Option.

                                      AGREEMENT

       NOW, THEREFORE, in exchange for the consideration set forth below, the sufficiency of which is hereby acknowledged, the parties agree as follows:

A. OPTIONEE'S PAYMENT FOR THE OPTION. Upon execution of this Agreement, the Optionee shall pay the Corporation Five Thousand Dollars ($5,000) for the Option.

       1. GRANT OF THE OPTION. The Corporation hereby grants to the Optionee the Option to purchase the Shares, subject to the terms and conditions contained herein.

       2. TERM OF THE OPTION. The Option shall remain in effect for a period of five (5) years commencing with the date of this Agreement. The Option shall only be exercisable by the Optionee if prior to August 31, 1995, DSP Group, Inc., a Delaware corporation ("DSPG") has sold all of its shares of the Corporation to a third party.

       3. PARTIAL EXERCISE PERMITTED. The Optionee shall be allowed to exercise the Option with respect to some or all of the Shares covered by the Option. The Optionee's exercise of the Option with respect to fewer than all of the Shares shall not terminate the Optionee's rights hereunder with respect to the remaining Shares subject to the Option.

       4. EXERCISE PRICE. The exercise price for the purchase of Shares under the Option shall be six and 25/100 cents ($0.0625) per Share for each Share subject to the Option.

       5.     METHOD OF EXERCISE.

              a. DELIVERY OF NOTICE AND EXERCISE PRICE. The Optionee may exercise the Option, in whole or in part, by providing written notice (the "Notice") to the Corporation of exercise. The Notice shall set forth the Optionee's election to exercise the Option and the number of shares with respect to which the Option is being exercised, and shall be signed by the Optionee. The Notice shall be accompanied by payment of the appropriate exercise price, after taking into account the credit described in Section 6.b (below), in cash or a cash equivalent. The Option shall be deemed exercised upon the Corporation's receipt of the Notice accompanied by the appropriate exercise price.

              b. CREDIT FOR PRIOR PAYMENT. The Optionee shall receive credit, in determining the price payable upon exercise of the Option, for the Five Thousand Dollars ($5,000) payment Optionee furnishes the Corporation pursuant to Section 1 (above). The amount of such credit which the Optionee may apply to the purchase of any share subject to the Option shall equal Six
and 25/100      cents ($0.0625).

              c. NO RIGHTS AS SHAREHOLDER UNTIL SHARES ARE ISSUED. The Corporation shall issue Shares to the Optionee promptly upon the Optionee's exercise of the Option. The Optionee shall not have rights as a shareholder with respect to such Shares until such Shares are issued.

              d. INVESTMENT REPRESENTATIONS. The Optionee shall provide such investment representations in connection with his exercise of the Option as the Corporation shall reasonably request.

       6. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The number of the Corporation's Common Stock Shares subject to the Option, as well as the exercise price for each of such Shares, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Corporation.

       7.     MISCELLANEOUS.

              a. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California and, where appropriate, applicable federal law.

              b. ATTORNEYS' FEES; COSTS. In the event a party breaches this Agreement, the breaching party shall pay all costs and attorneys' fees incurred by the other party in connection with such breach, whether or not any arbitration or litigation is commenced.

              c. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

              d. DESCRIPTIVE HEADINGS. The headings used herein and in any of the documents attached hereto as schedules, lists or exhibits, if any, are descriptive only and for the convenience of identifying provisions, and are not determinative of the meaning or effect of any such provisions.

              e. FURTHER DOCUMENTS. The parties shall execute any and all further instruments and documents, and take any and all actions, reasonably necessary or advisable and proper to carry out the intent and purpose of this Agreement.

              f. NOTICES. Any notice required or permitted under this Agreement shall be in writing and shall be delivered to the following addresses:

              If to the Corporation:

                     NOGATECH, INC.
                     3120 Scott Boulevard
                     Santa Clara, California  95054

              With a copy to:

                     Stephen P. Pezzola, Esq.
                     PEZZOLA & REINKE, APC
                     1999 Harrison Street, Ste. 1300
                     Oakland, California  94612

              If to the Optionee:

                     Nathan Hod
                     1035 Aster Ave., No. 2205
                     Sunnyvale, California  94086

              g. SEVERABILITY. If any provision of this Agreement is held to be void or unenforceable, the rest of the Agreement shall remain in effect.

              h. SUCCESSORS AND ASSIGNS. Subject to any provisions herein with regard to assignment, all covenants and agreements herein shall bind and inure to the benefit of the respective heirs, executors, administrators, successors and assigns of the parties hereto.

              i. VENUE. Any action or proceeding arising directly or indirectly from this Agreement shall be litigated in an appropriate state or federal court in the County of Santa Clara, State of California.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

CORPORATION:                            OPTIONEE:

NOGATECH, INC.                          NATHAN HOD


By /s/ F. Judson Mitchell                /s/ Nathan Hod
  -----------------------------------   --------------------------------------
            (Signature)                               (Signature)

 F. Judson Mitchell
-------------------------------------
       (Print Name & Title)